Exhibit 99.1

FOR IMMEDIATE RELEASE
Nicholas	Contact: Irina Nashtatik	NASDAQ: NICK
Nicholas Financial, Inc. Corporate Headquarters 2454 McMullen-Booth Rd. Building C, Suite 501 Clearwater, FL 33759	CFO Ph # (727)-726-0763	Web site: www.nicholasfinancial.com

Nicholas Financial Reports

4th Quarter and Fiscal Year 2021 Results

•	Income year-over-year before income taxes for the three months ended March 31, 2021 increased by 399.6% compared to prior year fourth quarter
•	Pre-tax yield as a percentage of average finance receivables for the three months ended March 31, 2021 increased to 4.92% compared to 1.03% during the prior year fourth quarter
•	Net Portfolio Yield for the three months ended March 31, 2021 increased to 24.22% compared to 17.10% during the prior year fourth quarter
•	Contracts purchased year-over-year for the three months ended March 31, 2021 increased by 25.3% compared to prior year fourth quarter
•	Amount financed year-over-year on Direct Loans for the three months ended March 31, 2021 increased by 5.8% compared to prior year fourth quarter
•	Accounts 60+ days delinquent decreased to 1.9%, excluding Chapter 13 bankruptcy accounts, compared to 2.9% as of the prior year fourth quarter

June 2, 2021 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced net income for the three months ended March 31, 2021 of $1.9 million compared to $2.3 million for the three months ended March 31, 2020.  Diluted net income per share was $0.24 for the three months ended March 31, 2021 as compared to $0.29 for the three months ended March 31, 2020. Total revenue decreased 10.8% to $13.3 million for the three months ended March 31, 2021 as compared to $14.9 million for the three months ended March 31, 2020, which included gains of $0.5 million on equity investments during the three months ended March 31, 2021. The Company reported income before income taxes for the three months ended March 31, 2021 of $2.8 million compared to $0.6 million for the three months ended March 31, 2020. The Company recorded an income tax expense of approximately $0.9 million during the three months March 31, 2021 compared to an income tax benefit of $1.7 million during the three months ended March 31, 2020.

The Company announced net income for the year ended March 31, 2021 of $8.4 million compared to $3.5 million for the year ended March 31, 2020.  Diluted net income per share was $1.09 for the year ended March 31, 2021 as compared to $0.45 for the year ended March 31, 2020. Total revenue decreased 9.8% to $56.0 million for the year ended March 31, 2021 as compared to $62.1 million for the year ended March 31, 2020, which included gains of $1.8 million on equity investments during the year ended March 31, 2021. The Company reported income before income taxes for the year ended March 31, 2021 of $10.9 million compared to $2.2 million for the year ended March 31, 2020. The Company recorded an income tax expense of approximately $2.6 million during the year ended March 31, 2021 compared to an income tax benefit of $1.2 million during the year ended March 31, 2020.

For the year ended March 31, 2021, the Company originated $88.2 million in finance receivables, collected $118.6 million in principal payments, reduced debt by a net amount of $35.3 million, repurchased $0.9 million of common stock, and increased cash by $8.3 million.

“We are very pleased with our 4th Quarter and overall Fiscal Year-end results,” commented Doug Marohn, President and CEO of Nicholas Financial, Inc.  “We continue to produce excellent portfolio performance, recognizing very low delinquency and net write-offs, the likes of which we have not seen in years.  We were also able to enjoy year-over-year increases in both Indirect and Direct originations and loan volumes.  The year-over-year increase on Indirect originations was the first we have seen since my return to Nicholas, and it was especially gratifying to see this during the pandemic.”

“The ability to once again report substantially increased earnings is a testament to our core business strategy as well as to the hard-working men and women who execute that strategy every day,” Marohn continued. “Our commitment to the branch-based model with a local office in every market we service allows us to better support our dealer partners and our borrowing customers.  This approach has also facilitated the expansion of our Direct Loan products to virtually every NFI branch office.  As we continue to increase our core product market share in the existing branch markets, we remain focused on growing the Direct Loan business, as well as expanding our branch network in Western States.”

Key Performance Indicators on Contracts Purchased
(Purchases in thousands)
	Number of		Average
Fiscal Year	Contracts	Principal Amount	Amount	Average	Average	Average
/Quarter	Purchased	Purchased#	Financed*^	APR*	Discount%*	Term*
2021	7,307	$74,025	$10,135	23.4%	7.5%	46
4	2,429	24,637	10,143	23.2%	7.5%	46
3	1,483	15,285	10,307	23.4%	7.5%	46
2	1,709	17,307	10,127	23.5%	6.8%	46
1	1,686	16,796	9,962	23.5%	8.0%	46
2020	7,647	$76,696	$10,035	23.4%	7.9%	47
4	1,991	19,658	9,873	23.5%	7.9%	46
3	1,753	17,880	10,200	23.3%	7.6%	47
2	2,011	20,104	9,997	23.5%	7.9%	46
1	1,892	19,054	10,071	23.4%	8.3%	47
2019	7,684	$77,499	$10,086	23.5%	8.2%	47
4	2,151	21,233	9,871	23.5%	8.0%	46
3	1,625	16,476	10,139	23.5%	8.1%	47
2	1,761	17,845	10,133	23.5%	8.4%	47
1	2,147	21,945	10,221	23.7%	8.3%	48

Key Performance Indicators on Direct Loans Originated (Originations in thousands)
	Number of	Principal
Fiscal Year	Loans	Amount	Average Amount	Average	Average
/Quarter	Originated	Originated	Financed*^	APR*	Term*
2021	3,497	$14,148	$4,131	29.6%	25
4	753	3,284	4,362	29.6%	25
3	1,265	4,605	3,641	30.9%	22
2	924	3,832	4,147	29.2%	25
1	555	2,427	4,373	28.7%	26
2020	3,142	$12,638	$4,017	28.2%	25
4	720	3,104	4,310	28.6%	25
3	1,137	4,490	3,949	28.4%	24
2	739	2,988	4,043	27.4%	25
1	546	2,056	3,765	28.2%	24
2019	1,918	$7,741	$4,036	26.4%	25
4	236	1,240	4,654	27.3%	24
3	738	2,999	4,063	25.9%	25
2	495	1,805	3,646	26.5%	25
1	449	1,697	3,779	25.7%	28

*Each average included in the tables is calculated as a simple average.

^Average amount financed is calculated as a single loan amount.

#Bulk portfolio purchase excluded for period-over-period comparability

Nicholas Financial, Inc. (NASDAQ:NICK) is a specialized consumer finance company, operating branch locations in primarily Southeastern and Midwestern U.S. States.  The Company engages primarily in acquiring and servicing automobile finance installment contracts (“Contracts”) for purchases of used and new automobiles and light trucks. Additionally, Nicholas Financial originates direct consumer loans (“Direct Loans”) and sells consumer-finance related products.  For an index of Nicholas Financial, Inc’s new releases or to obtain a specific release, please visit our website at www.nicholasfinancial.com.

Cautionary Note regarding Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements, including expectations regarding the impact of COVID-19 on the Company’s business, its ability to obtain the expected financial and tax benefits from the CARES Act, and its ability to obtain loan forgiveness under its PPP loan, that involve risks and uncertainties, including risk relating to competition and our ability to increase and maintain yield and profitability at desirable levels, as well as risks relating to  general economic conditions, including in connection with the current COVID-19 pandemic, access to bank financing, our ability to expand the geographical scope of, and otherwise continue growing, our Direct Loan operations, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2020.  When used in this document, the words “anticipate”, “estimate”, “expect”, “will”, “may”, “plan,” “believe”, “intend” and similar expressions are intended to identify forward-looking statements.  Such statements are based on the beliefs of Company management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially from those anticipated, estimated or expect. All forward-looking statements and cautionary statements included in this document are made as of the date hereof based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement or cautionary statement.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	Three months ended		Twelve months ended
	March 31,		March 31,
	2021	2020	2021	2020
Revenue:
Interest and fee income on finance receivables	$12,816	$14,896	$54,211	$62,095
Gain on equity investments	470	-	1,809	-
Total revenue	13,286	14,896	56,020	62,095
Expenses:
Operating expenses	8,963	8,583	31,844	34,432
Provision for credit losses	250	3,919	7,250	16,901
Interest expense	1,320	1,843	5,980	8,515
Total expenses	10,533	14,345	45,074	59,848
Income before income taxes	2,753	551	10,946	2,247
Income tax expense (benefit)	884	(1,744)	2,595	(1,219)
Net income	$1,869	$2,295	$8,351	$3,466
Earnings per share:
Basic	$0.24	$0.29	$1.09	$0.45
Diluted	$0.24	$0.29	$1.09	$0.45

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	March 31,	March 31,
	2021	2020
Cash and restricted cash	$32,977	$24,684
Finance receivables, net	170,318	199,781
Repossessed assets	685	1,340
Operating lease right-of-use assets	3,392	2,598
Other assets	5,066	10,415
Total assets	$212,438	$238,818
Credit facility, net of debt issuance costs	$86,154	$124,255
Note payable	3,244	-
Operating lease liabilities	3,367	2,652
Other liabilities	4,451	4,332
Total liabilities	97,216	131,239
Shareholders’ equity	115,222	107,579
Total liabilities and shareholders’ equity	$212,438	$238,818
Book value per share	$14.95	$13.78

	Three months ended		Twelve months ended
	March 31,		March 31,
	(In thousands)		(In thousands)
Portfolio Summary	2021	2020	2021	2020
Average finance receivables (1)	$185,750	$213,666	$199,102	$226,541
Average indebtedness (2)	$92,761	$121,733	$107,615	$132,552
Interest and fee income on finance receivables	$12,816	$14,896	$54,211	$62,095
Interest expense	1,320	1,843	5,980	8,515
Net interest and fee income on finance receivables	$11,496	$13,053	$48,231	$53,580
Portfolio yield (3)	27.60%	27.89%	27.23%	27.41%
Interest expense as a percentage of average finance receivables	2.84%	3.45%	3.00%	3.76%
Provision for credit losses as a percentage of average finance receivables	0.54%	7.34%	3.64%	7.46%
Net portfolio yield (3)	24.22%	17.10%	20.59%	16.19%
Operating expenses as a percentage of average finance receivables	19.30%	16.07%	15.99%	15.20%
Pre-tax yield as a percentage of average finance receivables (4)	4.92%	1.03%	4.60%	0.99%
Net charge-off percentage (5)	6.83%	11.29%	6.16%	10.01%
Finance receivables			$184,237	$219,366
Allowance percentage (6)			3.34%	5.09%
Total reserves percentage (7)			7.49%	9.18%

Note: All three-month statement of income performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables represent the average of finance receivables throughout the period.
(2)	Average indebtedness represents the average outstanding borrowings under the Credit Facility.
(3)

Portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables. Net portfolio yield represents (a) interest and fee income on finance receivables minus (b) interest expense minus (c) the provision for credit losses, as a percentage of average finance receivables.

(4)	Pre-tax yield represents net portfolio yield minus operating expenses, as a percentage of average finance receivables.
(5)	Net charge-off percentage represents net charge-offs (charge-offs less recoveries) divided by average finance receivables, outstanding during the period.
(6)	Allowance percentage represents the allowance for credit losses divided by finance receivables outstanding as of ending balance sheet date.
(7)	Total reserves percentage represents the allowance for credit losses, purchase price discount, and unearned dealer discounts divided by finance receivables outstanding as of ending balance sheet date.

The following tables present certain information regarding the delinquency rates experienced by the Company with respect to automobile finance installment contracts (“Contracts”) and direct consumer loans (“Direct Loans”), excluding any Chapter 13 bankruptcy accounts:

(In thousands, except percentages)

Contracts	Balance
	Outstanding	30 – 59 days	60 – 89 days	90 – 119 days	120+	Total
March 31, 2021	$170,195	$6,289	$2,430	$896	$42	$9,657
		3.70%	1.43%	0.53%	0.02%	5.67%
March 31, 2020	$207,247	$14,977	$4,290	$1,893	$19	$21,179
		7.23%	2.07%	0.91%	0.01%	10.22%

Direct Loans	Balance
	Outstanding	30 – 59 days	60 – 89 days	90 – 119 days	120+	Total
March 31, 2021	$13,909	$253	$101	$81	$10	$445
		1.82%	0.73%	0.58%	0.07%	3.20%
March 31, 2020	$11,844	$344	$136	$59	$0	$539
		2.90%	1.15%	0.50%	0.00%	4.55%

The following table presents selected information on Contracts purchased and Direct Loans originated by the Company:

	Contracts		Direct Loans
	Three months ended		Three months ended
	March 31,		March 31,
	(Purchases in thousands)		(Originations in thousands)
	2021	2020	2021	2020
Purchases/Originations	$24,637	$19,658	$3,284	$3,104
Average APR	23.2%	23.5%	29.6%	28.6%
Average discount	7.5%	7.9%	N/A	N/A
Average term (months)	46	46	25	25
Average amount financed	$10,143	$9,873	$4,362	$4,310
Number of contracts	2,429	1,991	753	720

	Contracts		Direct Loans
	Twelve months ended		Twelve months ended
	March 31,		March 31,
	(Purchases in thousands)		(Originations in thousands)
	2021	2020	2021	2020
Purchases/Originations	$74,025	$76,696	$14,148	$12,638
Average APR	23.4%	23.4%	29.6%	28.2%
Average discount	7.5%	7.9%	N/A	N/A
Average term (months)	46	47	25	25
Average amount financed	$10,135	$10,035	$4,131	$4,017
Number of contracts	7,307	7,647	3,497	3,142

The following table presents selected information on the entire Contract and Direct Loan portfolios of the Company:

	Contracts		Direct Loans
	As of		As of
	March 31,		March 31,
Portfolio	2021	2020	2021	2020
Average APR	22.8%	22.6%	28.5%	27.3%
Average discount	7.6%	7.6%	N/A	N/A
Average term (months)	51	52	26	26
Number of active contracts	22,760	26,894	4,017	3,481

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